Exhibit 99.1

Cellular Biomedicine Group Announces Closing of $14.5 Million Private Placement Offering

SHANGHAI, China and CUPERTINO, Calif., December 28, 2017 /GlobeNewswire/ — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the closing of two private placement transactions pursuant to which it sold an aggregate of 1,208,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to selected key executives and private investors (the “Investors”) at $12.00 per share, for total aggregate gross proceeds of approximately $14.5 Million.

The Company intends to use the proceeds from the financings to fund clinical trials, invest in new product development and expand the Company’s research and development programs.

The issuance of the Shares was made in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation S under the Securities Act of 1933, as amended.

“We are pleased that key executives and investors have shown long-term support for our plans for the three ongoing Chimeric Antigen Receptor T Cell (CAR-T) clinical trials for C-CAR011 in patients with refractory or relapsed Diffuse Large B-cell Lymphoma (DLBCL), adult patients with relapsed or refractory B-cell Acute Lymphoblastic Leukemia (ALL), and patients with B-cell Non-Hodgkin Lymphoma (NHL), as well as human adipose-derived mesenchymal progenitor cell (haMPC) in off-the-shelf allogeneic AlloJoinTM for Knee Osteoarthritis (KOA)”, said Tony (Bizuo) Liu, Chief Executive Officer for the Company. “We expect to keep on providing catalysts to deliver value to our shareholders and continue to build a world-class CAR-T and regenerative biopharmaceutical company. The recent codification of industry regulation for cell therapy products announced by the Chinese government has clarified the development pathway under the Chinese regulatory framework. Additionally, we have a seasoned team, a newly expanded higher throughput manufacturing capacity and a formidable partnership with GE Healthcare and ThermoFisher in automation. These enabling factors have helped raise our confidence in our ability to reach our goal of bringing to market safe and effective cell therapy products for cancer and degenerative diseases to help a large patient population.”

CBMG Press Room
www.CellBioMedGroup.com

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ:CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  CBMG currently has ongoing CAR-T Phase I clinical trials in China; CARD-1 for Diffuse Large B-cell Lymphoma (DLBCL) and Non-Hodgkin Lymphoma (NHL) and CALL-1 for adult Acute Lymphoblastic Leukemia (ALL), utilizing CBMG’s proprietary and optimized CD19 construct, as well as an ongoing Phase I trial in China for AlloJoin™ (CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

CBMG Press Room
www.CellBioMedGroup.com